Exhibit 21.1

List of Subsidiaries

VistaGen Therapeutics, Inc., a California corporation d/b/a VistaStem Therapeutics, Inc.

VistaStem Canada, Inc. (Ontario, Canada)

Artemis Neuroscience, Inc. (Maryland)